UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________
FORM 8-K
_____________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): July 15, 2020
_____________________
California Resources Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36478	46-5670947
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27200 Tourney Road
Suite 200
Santa Clarita
California	91355
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: (888) 848-4754
N/A
(Former Name or Former Address, if Changed Since Last Report)
_____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CRC	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.
The information set forth below in Item 1.03 in this Current Report on Form 8-K under the captions “Restructuring Support Agreement”, “Senior Debtor-in-Possession Commitment Letter” and “Settlement and Assumption Agreement” are hereby incorporated by reference in this Item 1.01.
Item 1.03    Bankruptcy or Receivership.
On July 15, 2020 (the “Petition Date”), California Resources Corporation (the “Company”) and certain of its subsidiaries (collectively with the Company, the “Debtors”) filed voluntary petitions for relief under Chapter 11 of title 11 of the United States Code, 11 U.S.C. §§ 101-1532 (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”). The Debtors have filed a motion with the Bankruptcy Court seeking joint administration of their chapter 11 cases (the “Chapter 11 Cases”) under the caption In re California Resources Corporation, et al., Case No. 20-33568 (DRJ).
The Debtors continue to operate their businesses as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court. To ensure their ability to continue operating in the ordinary course of business and to minimize the effect of the chapter 11 filing on the Debtors’ employees, vendors and customers, the Debtors filed motions for customary “first day” relief with the Bankruptcy Court.
Included in these motions is a motion seeking entry of an order designed to assist the Debtors in preserving certain of their tax attributes (the “NOL Motion”) by establishing, among other things, the procedures (including notice requirements) that certain stockholders and potential stockholders would be required to comply with regarding transfers of, or declarations of worthlessness with respect to, the Company’s common stock, as well as certain obligations with respect to notifying the Debtors with respect to current stock ownership (the “Procedures”). Any actions in violation of the Procedures (including the notice requirements) would be null and void ab initio, and (a) the person or entity making such a transfer would be required to take remedial actions specified by the Debtors to appropriately reflect that such transfer of the Company’s common stock was null and void ab initio and (b) the person or entity making such a declaration of worthlessness with respect to the Company’s common stock would be required to file an amended tax return revoking such declaration and any related deduction to reflect that such declaration was void ab initio. The NOL Motion and Procedures are available on the docket of the Chapter 11 Cases, which can be accessed via PACER at https://www.pacer.gov.
Restructuring Support Agreement
On July 15, 2020, the Debtors entered into a Restructuring Support Agreement (together with all exhibits and schedules thereto, the “RSA”) with (i) certain holders of, or investment advisors, sub-advisors, or managers of discretionary accounts that hold, claims arising under, derived from, or based upon that certain Credit Agreement, dated as of August 12, 2016, by and among CRC, as the borrower, the lenders party thereto, and The Bank of New York Mellon Trust Company, N.A., as administrative agent and collateral agent, as may be amended, supplemented, or otherwise modified from time to time (such claims, the “2016 Term Loan Claims”), (ii) certain holders of, or investment advisors, sub-advisors, or managers of discretionary accounts that hold, claims arising under, derived from, or based upon that certain Credit Agreement, dated as of November 17, 2017, by and among CRC, as the borrower, the lenders party thereto and The Bank of New York Mellon Trust Company, N.A., as administrative agent and collateral agent, as may be amended, supplemented, or otherwise modified from time to time (such claims, the “2017 Term Loan Claims”), (iii) certain holders of, or investment advisors, sub-advisors or managers of discretionary accounts that hold, claims arising under, derived from or based upon that certain Indenture, dated as of December 15, 2015, by and among CRC, as the issuer, the guarantors party thereto and Delaware Trust Company, as successor trustee and successor collateral trustee, as may be amended, supplemented or otherwise modified from time to time (such claims, the “Second Lien Note Claims”) and (iv) one or more funds, investment vehicles and/or accounts managed or advised by Ares Management LLC (“Ares LLC”) or one or more of its affiliates, including ECR Corporate Holdings L.P (“ECR”) (the parties in clauses (i)-(iv), collectively, the “Consenting Parties”). Capitalized terms used but not otherwise defined in this “Restructuring Support Agreement” section of this Current Report on Form 8-K have the meanings given to them in the RSA.

In the aggregate, the Consenting Parties hold approximately 50.8 percent of the 2016 Term Loan Claims, 84.4 percent of the 2017 Term Loan Claims and 8.2 percent of the Second Lien Note Claims. ECR is a counterparty to a midstream joint venture, Elk Hills Power, LLC (“Elk Hills Power”), that holds the Debtors’ Elk Hills power plant and a cryogenic gas processing plant.
The RSA contemplates a restructuring process that will establish a reorganized company with a new capital structure (“Reorganized CRC”). The contemplated restructuring process (the “Plan”) includes (i) the commencement by the Debtors of the Chapter 11 Cases, (ii) the entrance by the Company into a senior secured superpriority debtor-in-possession credit facility (the “Senior DIP Facility”) in an aggregate principal amount of up to approximately $483 million, which is described below under “Senior Debtor-in-Possession Commitment Letter”, (iii) certain of the Consenting Parties and/or their affiliates providing, on a committed basis, a junior secured superpriority debtor-in-possession term loan facility in an aggregate amount of $650 million on terms set forth in the RSA, the proceeds of which would be used to refinance the obligations of the Company under the Company’s existing revolving credit facility, (iv) the implementation of exit financing for Reorganized CRC, (v) the issuance of Reorganized CRC common stock on the terms, and subject to the conditions, set forth in the RSA and (vi) a $450 million equity rights offering, backstopped by certain parties to the RSA.
Under the terms of the Plan contemplated by the RSA, (i) holders of claims on account of the RBL Facility will be paid in full; (ii) the 2017 Term Loan Claims will be bifurcated into a stipulated secured claim and a stipulated deficiency claim, where holders of the stipulated secured claim will receive 91% of the common stock in the Reorganized CRC (subject to dilution) and 91% of the subscription rights offered under the equity rights offering; (iii) holders of stipulated deficiency claims on account of the 2017 Term Loan Claims will be combined with the holders of the 2016 Term Loan Claims, the Second Lien Notes Claims and claims on account of the Debtors Unsecured Notes into a single “Deficiency/Unsecured Debt Claims” class which will receive 9% of the common stock in the Reorganized CRC (subject to dilution) and 9% of the subscription rights offered under the equity rights offering (excluding those subscription rights reserved to the parties backstopping the equity rights offering); (iv) (x) if the class of Deficiency/Unsecured Debt Claims votes to accept the Plan, then the Debtors will continue to pay or dispute all other general unsecured claims in the ordinary course of business and (y) if the class of Deficiency/Unsecured Debt Claims votes to reject the Plan, the holders of all general unsecured claims (including the Deficiency/Unsecured Debt Claims) will receive 9% of the common stock in the Reorganized CRC (subject to dilution) and 9% of the subscription rights offered under the equity rights offering (excluding those subscription rights reserved to the parties backstopping the equity rights offering); and (v) existing equity interests in CRC will receive no recoveries. Additionally, the Debtors have, pursuant to the RSA, entered into a settlement and assumption agreement with the Ares Entities, as discussed below.
The RSA contains certain milestones relating to the Chapter 11 Cases, which include the dates by which the Debtors are required to obtain certain approval orders of the Bankruptcy Court. In addition, the milestones include the obligation of the Debtors to emerge from chapter 11 protection no later than 135 days after the Petition Date, unless that deadline is extended pursuant to the terms of the RSA.
The RSA also provides that the RSA may be terminated by the Required Consenting Creditors with respect to the Consenting Creditors, by Ares with respect to itself or by any Debtor with respect to the Debtors upon the occurrence of certain events set forth therein. In particular, the Debtors may terminate the RSA in the event the Governing Body of any of the Debtors determines, after consulting with counsel, (i) that continuing to pursue any of the Restructuring Transactions in the manner contemplated by this Agreement would be inconsistent with the exercise of its fiduciary duties or applicable Law or (ii) in the exercise of its fiduciary duties, to pursue an Alternative Restructuring Proposal. Accordingly, no assurance can be given that the restructuring process described in the RSA will be consummated.
The foregoing description of the RSA is not complete and is qualified in its entirety by reference to the RSA, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is hereby incorporated by reference in this Item 1.03.
On July 15, 2020, shortly before the filing of the Chapter 11 Cases, the Company informed certain restricted holders of the Deficiency/Unsecured Debt Claims class that it would be prepared to modify the terms of the Plan contemplated by the RSA in order to encourage the support of holders of the Deficiency/Unsecured Debt Claims. These modifications were:

•	common stock in the Reorganized CRC (subject to dilution) to the holders of Deficiency/Unsecured Debt Claims would be increased from 9.00% to 14.61%;

•
holders of the Deficiency/Unsecured Debt Claims would receive 9.00% of the subscription rights offered under the equity rights offering (without reservation of a portion of the subscription rights to parties backstopping the equity rights offering prior to these modifications); and

•
holders of the Deficiency/Unsecured Debt Claims that became parties to the RSA would have the right to backstop the 9.00% of the subscription rights offered under the equity rights offering to all holders of the Deficiency/Unsecured Debt Claims and 40.00% of such subscription rights would be allocated exclusively to the holders of the Deficiency/Unsecured Debt Claims providing such backstop.

The Company’s proposal stated that, for the avoidance of doubt, deficiency claims on account of the 2017 Term Loan Claims, 2016 Term Loan Claims and Second Lien Note Claims held by the members of the Ad Hoc Group (as defined in the RSA) would participate, including in the backstop opportunity, on a fully ratable basis as part of the Deficiency/Unsecured Debt Claims class.
The Company set a deadline for 5:00 p.m., New York City time on July 16, 2020 for these restricted holders of Deficiency/Unsecured Debt Claims to inform the Company whether they wished to participate as backstop parties.
Senior Debtor-in-Possession Commitment Letter
On July 15, 2020, prior to the commencement of the Chapter 11 Cases, the Debtors entered into a commitment letter (the “Commitment Letter”) with JPMorgan Chase Bank, N.A. (“JPMorgan”), pursuant to which, and subject to the satisfaction of certain customary conditions, including the approval of the Bankruptcy Court (which has not been obtained at this time), JPMorgan agreed to arrange, syndicate and provide a portion of funding for the Senior DIP Facility in an aggregate principal amount of up to approximately $483 million, consisting of (i) an approximately $400 million new money subfacility, including $250 million in new money loans and approximately $150 million to deem letters of credit outstanding under the Company’s existing revolving credit facility as being issued under the new money subfacility, and (ii) a roll-up of approximately $83 million of commitments under the Company’s existing revolving credit facility, which will be deemed term loans under the Senior DIP Facility.
The Senior DIP Facility is expected to include conditions precedent, representations and warranties, affirmative and negative covenants and levels of default customary for financings of this type and size. The proceeds of all or a portion of the proposed Senior DIP Facility may be used by the Debtors to (i) fund working capital needs and capital expenditures during the pendency of the Chapter 11 Cases, (ii) pay certain costs, fees and expenses related to the Chapter 11 Cases and the Senior DIP Facility and (iii) make payments in respect of certain “adequate protection” obligations, in all cases on the terms, and subject to the conditions, set forth in the credit agreement governing the Senior DIP Facility (the “Senior DIP Credit Agreement”) and applicable orders of the Bankruptcy Court.
The foregoing description of the Commitment Letter and proposed Senior DIP Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Commitment Letter, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.2 and is hereby incorporated by reference in this Item 1.03, and to the Senior DIP Credit Agreement, as may be approved by the Bankruptcy Court.
Settlement and Assumption Agreement
On July 15, 2020, prior to the commencement of the Chapter 11 Cases, the Company, California Resources Elk Hills, LLC (“CREH”), Elk Hills Power, ECR and certain other affiliates of Ares LLC (together with ECR, the “Ares Entities”) entered into a settlement and assumption agreement (together with all exhibits thereto, the “Settlement Agreement”) pursuant to which, and subject to the final approval of the Settlement Agreement by the Bankruptcy Court, the Company and its past and present affiliates, on the one hand, and the Ares Entities and their past and present affiliates, on the other hand, will provide each other, Elk Hills Power and certain substantial creditors of the

Debtors with a mutual release of all past and present claims relating to certain disputes with respect to Elk Hills Power.
Upon entry of a final order by the Bankruptcy Court approving the Settlement Agreement (the “Settlement Effectiveness Date”), the Company will be granted the right (the “Conversion Right”) to acquire all (but not less than all) of the equity interests of Elk Hills Power owned by the Ares Entities in exchange for certain eligible securities in the form of secured notes and common stock of the Company (or a successor thereto) pursuant to a Confirmed Plan (as defined and further described in the Settlement Agreement). The Conversion Right may only be exercised upon confirmation of a Confirmed Plan and expires on December 31, 2021. The Company and CREH have also agreed to certain covenants requiring them to act in the ordinary course with respect to Elk Hills and to enter into certain amendments to Elk Hills Power’s limited liability company agreement, as further described in the Settlement Agreement.
The Settlement Agreement may be terminated prior to the Settlement Effectiveness Date by mutual written consent of the parties or, unilaterally, by any party upon the occurrence of certain events with respect to the Chapter 11 Cases or as otherwise provided in the Settlement Agreement.
The foregoing description of the Settlement Agreement does not purport to be complete and is qualified in its entirety by reference to the Settlement Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.3 and is hereby incorporated by reference in this Item 1.03.

Item 2.04	Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.
The filing of the Chapter 11 Cases constituted an event of default with respect to the following debt instruments (the “Debt Instruments”), representing in the aggregate approximately $5,235,010,656 of outstanding indebtedness of the Company:
Credit Agreements

•
The Credit Agreement, dated as of September 24, 2014, as amended, among the Company, the several lenders from time to time parties thereto and JPMorgan Chase Bank, N.A., as Administrative Agent, Swingline Lender and Letter of Credit Issuer, Bank of America, N.A., as Syndication Agent, Swingline Lender and Letter of Credit Issuer.

•
The Credit Agreement, dated as of August 12, 2016, among the Company, the several lenders from time to time parties thereto, Goldman Sachs Bank USA, as Lead Arranger and Bookrunner, and The Bank of New York Mellon Trust Company, N.A., as Administrative Agent and Collateral Agent.

•
The Credit Agreement, dated as of November 17, 2017, as amended, among the Company, the several lenders from time to time parties thereto and The Bank of New York Mellon Trust, N.A., as Administrative Agent and Collateral Agent.

Second Lien Notes

•
The Company’s 8% Second Lien Notes due December 15, 2022, issued pursuant to the Indenture, dated December 15, 2015, by and among the Company, the guarantors party thereto and Delaware Trust Company, as Successor Trustee and Successor Collateral Trustee.

Unsecured Notes

•
The Company’s 5.5% Senior Notes due September 15, 2021 and 6% Senior Notes due November 15, 2024, issued pursuant to the Indenture, dated October 1, 2014, by and among the Company, the guarantors party thereto and Wilmington Trust, National Association, as Successor Trustee.

The Debt Instruments provide that as a result of the Chapter 11 Cases, the principal and interest due thereunder shall be immediately due and payable. The Debtors believe that any efforts to enforce payment obligations under the Debt Instruments will be automatically stayed as a result of the commencement of the Chapter 11 Cases, and the creditors’ right of enforcement in respect of the Debt Instruments are subject to the applicable provisions of the Bankruptcy Code.

Item 7.01	Regulation FD Disclosure.
Press Release
On July 15, 2020, the Company issued a press release announcing the filing of the Chapter 11 Cases. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.
Cleansing Material
Prior to the filing of the Chapter 11 Cases, the Company entered into confidentiality agreements (collectively, the “NDAs”) with certain parties. Pursuant to the NDAs, the Company agreed to publicly disclose certain information (the “Cleansing Material”) upon the occurrence of certain events set forth in the NDAs. A copy of the Cleansing Material is attached to this Current Report on Form 8-K as Exhibit 99.2. The Cleansing Material was prepared by the Company solely to facilitate a discussion with the parties to the NDAs and was not prepared with a view toward public disclosure and should not be relied upon to make an investment decision with respect to the Company. The Cleansing Material should not be regarded as an indication that the Debtors or any third party consider the Cleansing Material to be a reliable prediction of future events, and the Cleansing Material should not be relied upon as such. The Cleansing Material includes certain values for illustrative purposes only and such values are not the result of, and do not represent, actual valuations, estimates, forecasts or projections of the Debtors or any third party and should not be relied upon as such. The uncertainty in these values may be amplified by the ongoing COVID-19 pandemic, which has caused significant economic uncertainty and volatility in capital markets. Neither the Debtors nor any third party has made or makes any representation to any person regarding the accuracy of any Cleansing Material or undertakes any obligation to publicly update the Cleansing Material to reflect circumstances existing after the date when the Cleansing Material was prepared or conveyed or to reflect the occurrence of future events, even in the event that any or all of the assumptions underlying the Cleansing Material are shown to be in error.
The information disclosed in this Item 7.01, including Exhibits 99.1 and 99.2, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such a filing.
Cautionary Note Regarding the Chapter 11 Cases
The Company cautions that trading in the Company’s common stock during the pendency of the Chapter 11 Cases is highly speculative and poses substantial risks. Trading prices for the Company’s common stock may bear little or no relationship to the actual recovery, if any, by holders of the Company’s common stock in the Chapter 11 Cases. The Company expects that holders of the Company’s common stock could experience a significant or complete loss on their investment, depending on the outcome of the Chapter 11 Cases.

Item 9.01    Financial Statements and Exhibits
(d)    Exhibits

Exhibit No.	Description
10.1	Restructuring Support Agreement, dated as of July 15, 2020, by and among California Resources Corporation, certain of its subsidiaries and the Consenting Parties (as defined therein).*

10.2
Senior Secured Superpriority Debtor-in-Possession Revolving Credit Facility Commitment Letter, dated as of July 15, 2020, by and among California Resources Corporation, certain of its subsidiaries and JPMorgan Chase Bank, N.A.

10.3
Settlement and Assumption Agreement, dated as of July 15, 2020, by and among California Resources Corporation, California Resources Elk Hills, LLC, Elk Hills Power, LLC, ECR Corporate Holdings GP LLC, ECR I, L.P., SSF IV Energy I AIV 1, L.P., SSF IV Energy I AIV 2, L.P., AEOF ECR Holdings, L.P. and ECR Corporate Holding L.P.*

99.1	Press Release, dated as of July 15, 2020, issued by California Resources Corporation

99.2	Cleansing Material

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
__________

*	Certain portions of this exhibit (indicated by “[*****]”) have been omitted pursuant to Item 601(b)(10) of Regulation S-K.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

California Resources Corporation

/s/ Roy Pineci
Name:	Roy Pineci
Title:	Executive Vice President, Finance

DATED: July 16, 2020